Exhibit 99.1

Contact:	John Collopy
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter and Year Ended December 31, 2015

Reported Earnings per Share Increases to $2.32 in 2015 from $1.67 in 2014
2015 Adjusted Earnings per Share Increases to $3.05 from $3.02 in 2014

Flavors & Fragrances Segment Operating Margin Improved 100 Basis Points in the Fourth Quarter

MILWAUKEE—February 4, 2016 — Sensient Technologies Corporation (NYSE: SXT) reported earnings per share from continuing operations of 43 cents in the fourth quarter of 2015 compared to 55 cents in last year’s fourth quarter.  Revenue was $339.2 million in this year’s fourth quarter compared to $342.8 million in the comparable period last year.  Operating income was $31.6 million in the fourth quarter of 2015 compared to $36.2 million in last year’s fourth quarter.  Foreign currency translation had a significant impact on the fourth quarter results, reducing reported revenue by 6.3%, operating income by 3.7%, and earnings per share by 3.6%.

For the year ended December 31, 2015, reported earnings per share from continuing operations were $2.32 compared to $1.67 per share in last year’s comparable period.  Revenue was approximately $1.4 billion in both 2015 and 2014.  Operating income from continuing operations was $166.3 million and $130.7 million in the years ended December 31, 2015 and 2014, respectively.  Foreign currency translation reduced revenue by 7.4% and operating income by 1.5% in 2015.

In 2014, Sensient initiated a restructuring plan to eliminate underperforming operations, consolidate manufacturing facilities, and improve operational efficiencies within the Company.  The restructuring costs related to this plan are included in the reported results within the Corporate & Other segment. Restructuring and other costs reduced operating income by $15.1 million, or 28 cents per share, in this year’s fourth quarter and $11.8 million, or 16 cents per share, in the fourth quarter of 2014.  For the years ended December 31, 2015 and 2014, restructuring and other costs reduced operating income by $43.6 million, or 73 cents per share, in 2015 and $90.6 million, or $1.34 per share, in 2014.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter and Year Ended December 31, 2015
February 4, 2016

The adjusted results, discussed below, eliminate the impact of restructuring and other costs and enhance the overall understanding of the Company’s performance. Sensient’s adjusted earnings per share from continuing operations were 71 cents in the fourth quarters of both 2015 and 2014. Adjusted operating income was $46.7 million and $48.0 million in the fourth quarters of 2015 and 2014, respectively. Foreign currency translation reduced adjusted operating income by 5.5% and adjusted earnings per share by 5.6%.

For the year ended December 31, 2015, adjusted earnings per share from continuing operations were $3.05 compared to $3.02 in the year ended December 31, 2014.  Adjusted operating income was $210.0 million and $221.2 million for the years ended December 31, 2015 and 2014, respectively.  Foreign currency translation reduced adjusted operating income by 6.7% and adjusted earnings per share by 7.3% in 2015.

Cash provided by operating activities was $128.0 million in 2015 and $189.2 million in 2014.  The Company repurchased approximately 200,000 shares of its common stock in the fourth quarter and approximately 2.7 million shares in 2015.  Including dividend payments, the Company returned approximately $225 million to shareholders in 2015.

“It was a very good year for Sensient,” said Paul Manning, President and CEO of Sensient Technologies Corporation.  “The Flavors and Fragrances Group performed very well and delivered high-single digit profit growth in the fourth quarter.  Most of the Color Group’s businesses also delivered solid growth in the fourth quarter.  We are on schedule to complete our restructuring activities by the end of this year, and we expect the Inks business to make a significant recovery in 2016.  It was a successful year for Sensient and our shareholders, and I am very optimistic about the future.”

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter and Year Ended December 31, 2015
February 4, 2016

BUSINESS REVIEW

The Flavors & Fragrances Group reported fourth quarter revenue of $201.0 million, a decrease of 1% from $203.1 million reported in last year’s fourth quarter.  Operating income increased 6.3% to $27.5 million compared to $25.9 million in the fourth quarter of 2014.  The Flavors & Fragrances Group’s operating margin increased 100 basis points to 13.7% in the quarter, as most of the Group’s business units reported solid local currency operating income growth in the quarter.  Foreign currency translation reduced revenue by 5.2% and operating income by 1.5% in the quarter.

The Flavors & Fragrances Group reported revenue of $819.0 million for the year ended December 31, 2015, a decrease of 3.8% from $851.5 million reported in 2014.  Operating income increased approximately 1%, to $121.9 million in 2015, from $120.9 million in 2014.  The Flavors & Fragrances Group operating margin improved to 14.9% in 2015, increasing from 14.2% in 2014.  Foreign currency translation reduced both revenue and operating income in the year to date period, by 6.7% and 2.9%, respectively.

The Color Group reported revenue of $114.6 million in the quarter, a decrease of approximately 1% compared to $116.0 million in last year’s fourth quarter.  Operating income decreased 15.1% to $21.0 million in the fourth quarter compared to $24.7 million in the comparable period last year.    Foreign currency continued to have a significant impact, reducing revenue by 7.8%, and operating income by 7.0% in the quarter.  Most of the Color Group’s businesses performed well in the quarter.  In local currency, the food colors, cosmetic colors and pharmaceutical businesses reported solid revenue and operating income growth.    Favorable results from the food, cosmetic and pharmaceutical businesses were more than offset by the decline in the specialty inks business.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter and Year Ended December 31, 2015
February 4, 2016

For the full year, Color Group revenue was $470.9 million, off 7.5% compared to $509.3 million in 2014.  Operating income was $94.8 million in 2015, a decrease of 16.9% compared to $114.0 million in 2014. Foreign currency translation has had a significant impact on both revenue and operating income, reducing both by approximately 9% for the year.

The Asia Pacific Group reported revenue of $33.6 million and $32.9 million in the fourth quarters of 2015 and 2014, respectively, an increase of approximately 2%.  Operating income was $6.9 million in the quarter, which is a decrease of 2.7% from last year’s fourth quarter result of $7.1 million.  Foreign currency translation reduced both revenue and operating income by approximately 8% in this year’s fourth quarter.  For the full year, the Asia Pacific Group reported revenue of $130.6 million in 2015 and $133.3 million last year.  Operating income was $25.5 million in 2015 and $25.1 million in 2014.  Foreign currency translation reduced revenue by 6.4% and operating income by 5.1% for the year.

The Corporate & Other segment, which includes the restructuring and other costs, reported operating costs of $23.8 million in this year’s fourth quarter and $21.4 million in the fourth quarter of 2014.  For the full year, the Corporate & Other segment had operating costs of $75.8 million compared to $129.4 million in 2014.

2016 OUTLOOK

Sensient expects 2016 adjusted earnings per share from continuing operations to increase between 8% and 11%, in local currency.  Foreign currency translation will have a significant impact on reported and adjusted earnings per share, and based on current exchange rates the Company expects that impact to be approximately 15 cents per share.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter and Year Ended December 31, 2015
February 4, 2016

CONFERENCE CALL

The Company will host a conference call to discuss its 2015 fourth quarter and full year financial results at 10:00 a.m. CST on Friday, February 5, 2016.  To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 30428535.  A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CST on February 5, 2016, through midnight on February 12, 2016, by calling (404) 537-3406 and referring to conference identification number 30428535.  A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter and Year Ended December 31, 2015
February 4, 2016

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)

Consolidated Statements of Earnings	Three Months Ended December 31,			Twelve Months Ended December 31,

	2015	2014	% Change	2015	2014	% Change

Revenue	$339,196	$342,819	-1.1%	$1,375,964	$1,447,821	-5.0%

Cost of products sold	233,123	229,714	1.5%	921,531	959,311	-3.9%
Selling and administrative expenses	74,465	76,864	-3.1%	288,092	357,845	-19.5%

Operating income	31,608	36,241	-12.8%	166,341	130,665	27.3%
Interest expense	4,629	4,201		16,945	16,067

Earnings before income taxes	26,979	32,040		149,396	114,598
Income taxes	7,647	5,711		42,149	32,827

Earnings from continuing operations	19,332	26,329		107,247	81,771
Loss from discontinued operations, net of tax	(114)	(974)		(462)	(8,125)
Net earnings	$19,218	$25,355	-24.2%	$106,785	$73,646	45.0%

Earnings per share of common stock:
Basic:
Continuing operations	$0.43	$0.55		$2.34	$1.69
Discontinued operations	-	(0.02)		(0.01)	(0.17)
Earnings per share of common stock	$0.43	$0.53		$2.33	$1.52

Diluted:
Continuing operations	$0.43	$0.55		$2.32	$1.67
Discontinued operations	-	(0.02)		(0.01)	(0.17)
Earnings per share of common stock	$0.43	$0.53		$2.31	$1.51

Average common shares outstanding:
Basic	44,931	47,712		45,910	48,525
Diluted	45,199	48,047		46,204	48,819

Reconciliation of Non-GAAP Amounts

The Company's 2015 results from continuing operations include pre-tax restructuring and other charges of $15.1 million ($12.8 million after-tax or $0.28 per share) and $43.6 million ($33.6 million after-tax or $0.73 per share) for the three and twelve month periods ended December 31, 2015, respectively, related to eliminating underperforming operations, consolidating manufacturing facilities, improving efficiencies within the Company and other items.  The Company's 2014 results from continuing operations include pre-tax restructuring and other charges of $11.8 million ($7.7 million after-tax or $0.16 per share) and $90.6 million ($65.5 million after-tax or $1.34 per share) for the three and twelve month periods ended December 31, 2014.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Operating income from continuing operations (GAAP)	$31,608	$36,241	-12.8%	$166,341	$130,665	27.3%
Restructuring - Cost of products sold	3,003	-		6,098	1,914
Restructuring & other - Selling and administrative	12,061	11,763		37,528	88,636
Adjusted operating income	$46,672	$48,004	-2.8%	$209,967	$221,215	-5.1%

Net earnings from continuing operations (GAAP)	$19,332	$26,329	-26.6%	$107,247	$81,771	31.2%
Restructuring & other, before tax	15,064	11,763		43,626	90,550
Tax impact of restructuring & other	(2,258)	(4,113)		(10,017)	(25,014)
Adjusted net earnings	$32,138	$33,979	-5.4%	$140,856	$147,307	-4.4%

Diluted EPS from continuing operations (GAAP)	$0.43	$0.55	-21.8%	$2.32	$1.67	38.9%
Restructuring & other, net of tax	0.28	0.16		0.73	1.34
Adjusted diluted EPS	$0.71	$0.71	0.0%	$3.05	$3.02	1.0%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)

Results by Segment	Three Months Ended December 31,			Twelve Months Ended December 31,

Revenue	2015	2014	% Change	2015	2014	% Change

Flavors & Fragrances	$201,026	$203,088	-1.0%	$819,009	$851,546	-3.8%
Color	114,629	115,985	-1.2%	470,939	509,336	-7.5%
Asia Pacific	33,556	32,933	1.9%	130,555	133,312	-2.1%
Intersegment elimination	(10,015)	(9,187)		(44,539)	(46,373)
Consolidated	$339,196	$342,819	-1.1%	$1,375,964	$1,447,821	-5.0%

Operating Income

Flavors & Fragrances	$27,520	$25,887	6.3%	$121,874	$120,888	0.8%
Color	20,993	24,715	-15.1%	94,799	114,014	-16.9%
Asia Pacific	6,882	7,075	-2.7%	25,496	25,122	1.5%
Corporate & Other	(23,787)	(21,436)		(75,828)	(129,359)
Consolidated	$31,608	$36,241	-12.8%	$166,341	$130,665	27.3%

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments.  The Asia Pacific segment, which was previously reported in the Corporate & Other segment, meets the quantitative thresholds outlined in Accounting Standards Codification (ASC),  280 Segment Reporting, to be reported separately as of December 31, 2015.  The results of operations for the Company’s businesses in Central and South America have been included in the Flavors & Fragrances segment, beginning in 2015.  Previously, they had been reported in the Corporate & Other segment.  All prior year results have been restated to reflect each of these changes. The 2015 and 2014 restructuring and other costs related to continuing operations are reported in the Corporate & Other segment.

Consolidated Condensed Balance Sheets December 31,	2015	2014

Cash and cash equivalents	$11,997	$20,329
Trade accounts receivable, net	232,047	228,907
Inventories	409,159	449,409
Other current assets	100,140	60,744
Total Current Assets	753,343	759,389

Goodwill & intangible assets (net)	408,855	432,874
Property, plant, and equipment (net)	469,678	495,567
Other assets	79,561	77,376
Total Assets	$1,711,437	$1,765,206

Trade accounts payable	$95,442	$99,033
Short term debt	20,655	15,888
Other current liabilities	96,825	109,984
Total Current Liabilities	212,922	224,905

Long-term debt	613,877	451,011
Accrued employee and retiree benefits	19,007	24,983
Other liabilities	20,504	17,372
Shareholders' Equity	845,127	1,046,935
Total Liabilities and Shareholders' Equity	$1,711,437	$1,765,206

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)

Consolidated Statements of Cash Flows Twelve Months Ended December 31,	2015	2014

Cash flows from operating activities:
Net earnings	$106,785	$73,646
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	47,939	51,456
Stock-based compensation	1,598	6,265
Loss on assets	13,190	70,745
Deferred income taxes	(4,452)	(16,780)
Changes in operating assets and liabilities	(37,013)	3,856

Net cash provided by operating activities	128,047	189,188

Cash flows from investing activities:
Acquisition of property, plant and equipment	(79,941)	(79,398)
Proceeds from sale of assets	12,912	1,029
Acquisition of new business	(8,393)	-
Other investing activity	(372)	(780)

Net cash used in investing activities	(75,794)	(79,149)

Cash flows from financing activities:
Proceeds from additional borrowings	331,277	213,985
Debt payments	(156,662)	(128,186)
Purchase of treasury stock	(176,566)	(137,192)
Dividends paid	(48,110)	(47,893)
Proceeds from options exercised and other	(73)	733

Net cash used in financing activities	(50,134)	(98,553)

Effect of exchange rate changes on cash and cash equivalents	(10,451)	(10,993)

Net (decrease) increase in cash and cash equivalents	(8,332)	493
Cash and cash equivalents at beginning of period	20,329	19,836
Cash and cash equivalents at end of period	$11,997	$20,329

Supplemental Information Twelve Months Ended December 31,	2015	2014

Depreciation and amortization	$47,939	$51,456

Dividends paid per share	$1.04	$0.98